UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 10, 2014

DELEK US HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32868 (Commission File Number)	52-2319066 (IRS Employer Identification No.)

7102 Commerce Way Brentwood, Tennessee (Address of principal executive offices)	37027 (Zip Code)

Registrant's telephone number, including area code: (615) 771-6701

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 10, 2014, Lion Oil Company ("Lion Oil"), a wholly owned subsidiary of the registrant, Delek US Holdings, Inc. ("Delek US"), completed a transaction (the “Sale”) with Delek Logistics Operating LLC (“Logistics Operating”), a wholly-owned subsidiary of Delek Logistics Partners, LP (“Delek Logistics”), pursuant to which Lion Oil sold to Logistics Operating a refined products terminal, storage tanks and related assets adjacent to Delek US's El Dorado, Arkansas refinery (the "El Dorado Refinery").
El Dorado Throughput and Tankage Agreement
On February 10, 2014, in connection with the Sale, Lion Oil and Logistics Operating, and, for limited purposes, J. Aron & Company, entered into the El Dorado Throughput and Tankage Agreement (the “El Dorado Agreement”). Under the El Dorado Agreement, Logistics Operating will provide Lion Oil access to and use of the terminal and tanks for Lion Oil's receipt and shipment of products to and from the El Dorado Refinery in return for throughput and storage fees based on volume. Under the El Dorado Agreement, during each calendar quarter, Lion Oil is obligated to transport an aggregate volume of at least 11,000 barrels of refined products per day across the rack at a throughput fee of $0.50 per barrel (the “Throughput Fee”). Lion Oil is also subject to a monthly storage fee of approximately $1.3 million for the right to use of the active shell capacity of the tanks. Logistics Operating is obligated to maintain throughput and storage capacity sufficient to meet these minimum requirements. If Lion Oil does not throughput the aggregate amounts equal to the minimum throughputs described above during any calendar quarter, Lion Oil shall pay Logistics Operating a shortfall payment equal to the shortfall amount multiplied by the throughput fee. The initial term of the El Dorado Agreement expires on February 10, 2022 and Lion Oil, at its sole option, may extend the term for two renewal terms of four years each.
The foregoing description of the El Dorado Agreement is not complete and is qualified in its entirety by reference to the El Dorado Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Relationships

Delek US owns a 60.0% limited partnership interest in Delek Logistics and a 96.6% interest in Delek Logistics' general partner, Delek Logistics GP, LLC (“Logistics GP”). Logistics GP owns the entire 2.0% general partner interest and all incentive distribution rights in Delek Logistics. Each of Delek Logistics, Logistics GP, Lion Oil and Logistics Operating are direct or indirect subsidiaries of Delek US. As a result, certain individuals, including officers and directors of Delek US and Logistics GP, serve as officers and/or directors of more than one of such other entities.

Item 2.02.    Results of Operations and Financial Condition.

On February 11, 2014, Delek US announced certain projected financial results for the quarter ended December 31, 2013.  The full text of the press release is furnished as Exhibit 99.1 hereto.

The information in the attached Exhibit is being furnished pursuant to Item 2.02 “Results of Operations and Financial Condition.”  The information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.
As a result of the Sale, certain amendments were made to the Amended and Restated Omnibus Agreement dated July 26, 2013 by and among Delek US and certain of its wholly-owned subsidiaries and Delek Logistics, Logistics GP and certain of Delek Logistics' wholly-owned subsidiaries. The Second Amended and Restated Omnibus Agreement dated February 10, 2014 is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Shell company transactions.

Not applicable.
(d) Exhibits.

10.1	El Dorado Throughput and Tankage Agreement, executed as of February 10, 2014, between Lion Oil Company and Delek Logistics Operating LLC, and, for limited purposes, J. Aron & Company.

10.2
Second Amended and Restated Omnibus Agreement, dated as of Feburary 10, 2014, among Delek US Holdings, Inc., Lion Oil Company, Delek Marketing & Supply, LP, Delek Refining, Ltd., Delek Logistics Partners, LP, Paline Pipeline Company, LLC, SALA Gathering Systems, LLC, Magnolia Pipeline Company, LLC, El Dorado Pipeline Company, LLC, Delek Crude Logistics, LLC, Delek Marketing-Big Sandy, LLC, Delek Logistics Operating, LLC and Delek Logistics GP, LLC

99.1	Press release of Delek US Holdings, Inc. issued on February 10, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 14, 2014	DELEK US HOLDINGS, INC.

By: /s/ Assaf Ginzburg
Name: Assaf Ginzburg
Title: Executive Vice President / Chief Financial Officer

EXHIBIT INDEX

Exhibit No.    Description

10.1	El Dorado Throughput and Tankage Agreement, executed as of February 10, 2014, between Lion Oil Company and Delek Logistics Operating LLC, and, for limited purposes, J. Aron & Company.

10.2
Second Amended and Restated Omnibus Agreement, dated as of February 10, 2014, among Delek US Holdings, Inc., Lion Oil Company, Delek Marketing & Supply, LP, Delek Refining, Ltd., Delek Logistics Partners, LP, Paline Pipeline Company, LLC, SALA Gathering Systems, LLC, Magnolia Pipeline Company, LLC, El Dorado Pipeline Company, LLC, Delek Crude Logistics, LLC, Delek Marketing-Big Sandy, LLC, Delek Logistics Operating, LLC and Delek Logistics GP, LLC

99.1	Press release of Delek US Holdings, Inc. issued on February 10, 2014.